Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement No. 333-113687 on Form S-8 of our report dated September 8, 2006, relating to the consolidated financial statements Claxson Interactive Group Inc., appearing in this Annual Report on Form 20-F of Claxson Interactive Group Inc. for the year ended December 31, 2005.
Deloitte & Co. S.R.L.
/s/ Alberto Lopez Carnabucci
Buenos Aires, Argentina
September 18, 2006